UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices) (Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, Prologis, Inc. announced a change in its organizational architecture to prepare the company for the next chapter in its evolution. In connection with the reorganization, the named executive officers will lead the company in new roles as described below.

Gene Reilly, formerly CEO of the Americas, will assume the role of chief investment officer. In this role, Mr. Reilly will oversee all capital deployment, operational and investment activities globally other than Japan, which will report directly to Hamid Moghadam, our chief executive officer.

Gary Anderson, formerly CEO of Europe and Asia, will assume the role of chief operating officer. In this role Mr. Anderson will oversee our Five Drivers of Competitive Advantage as well as our Strategic Capital business, valuations and research.

Mike Curless, formerly chief investment officer, will assume the role of chief customer officer. In this role, Mr. Curless will oversee all customer-related initiatives and will continue as co-chair of the Prologis investment committee.

Tom Olinger, our chief financial officer, will continue in that role and will assume responsibility for forecasted real estate operating results and metrics globally. Mr. Olinger will also chair our global operating committee that oversees and reviews our progress against our annual and long-term business plans.

The role of Ed Nekritz, our chief legal officer, will remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

March 12, 2019	By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director, Deputy General Counsel

PROLOGIS, L.P., By: Prologis, Inc., its general partner

March 12, 2019	By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director, Deputy General Counsel

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